Strategic Environmental & Energy Resources, Inc. 8-K

Exhibit 99.1

Strategic Environmental & Energy Resources to Host Second Quarter 2016 Conference Call on Thursday, August 11, 2016 at 11:30 a.m. ET

GOLDEN, Colo., July 20, 2016 -- Strategic Environmental & Energy Resources, Inc. (SEER) (OTCQB: SENR), a provider of environmental, renewable fuels and industrial waste stream management services, will hold a conference call on Thursday, August 11, 2016 at 11:30 a.m. Eastern time to discuss its financial results for the second quarter ended June 30, 2016. Financial results will be issued in a press release prior to the call.

Strategic Environmental & Energy Resources Chairman and CEO John Combs and CFO Monty Lamirato will host the conference call, followed by a question and answer period.

Date:	Thursday, August 11, 2016
Time:	11:30 a.m. Eastern time (8:30 a.m. Pacific time)
Toll-free dial-in number:	1-888-452-4023
International dial-in number:	1-719-325-2472
Conference ID:	4675086

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact MZ Group at 1-949-491-8235.

The conference call will be broadcast live and available for replay at http://public.viavid.com/index.php?id=120451 and via the investor relations section of the company’s website at www.seer-corp.com.

A replay of the conference call will be available after 2:30 p.m. Eastern time through September 10, 2016.

Toll-free replay number:	1-877-870-5176
International replay number:	1-858-384-5517
Replay ID:	4675086

About Strategic Environmental & Energy Resources, Inc.
Strategic Environmental & Energy Resources, Inc. (SEER) (OTCQB: SENR), identifies, secures, and commercializes patented and proprietary environmental clean technologies in several multibillion dollar sectors (including oil & gas, renewable fuels, and all types of waste management, both solid and gaseous) for the purpose of either destroying/minimizing hazardous waste streams more safely and at lower cost than any competitive alternative, and/or processing the waste for use as a renewable fuel for the benefit of the customers and the environment. SEER has four wholly-owned operating subsidiaries: REGS, LLC; Tactical Cleaning Company, LLC; MV Technologies, LLC and SEER Environmental Materials, LLC; and two majority-owned subsidiaries: Paragon Waste Solutions, LLC; and ReaCH4biogas ("Reach"). For more information about the Company visit: www.seer-corp.com.

Investor Relations

MZ North America

Chris Tyson

Managing Director

Direct: 949-491-8235

chris.tyson@mzgroup.us

www.mzgroup.us